UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
_____________________________
Form 8-K
___________________________

Current Report
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (date of earliest event reported): November 18, 2019
Jacobs Engineering Group Inc.
(Exact name of Registrant as specified in its charter)

Delaware		1-7463		95-4081636
(State or other jurisdiction of incorporation or organization)		(SEC File No.)		(IRS Employer identification number)

1999 Bryan Street	Suite 1200	Dallas	Texas	75201
(Address of principal executive offices)				(Zip Code)
Registrant's telephone number (including area code): (214) 583-8500
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
_________________________________________________________________

Title of Each Class		Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock	$1 par value	JEC	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On November 18, 2019, Jacobs Engineering Group Inc. (“Jacobs”) issued a press release announcing changes to the reporting structure and titles of certain of Jacobs’ executive officers. Robert V. Pragada, age 51, has been appointed President and Chief Operating Officer of Jacobs, and Kevin Berryman, age 60, has been appointed as President and Chief Financial Officer of Jacobs, each effective December 1, 2019. Mr. Pragada currently serves as Executive Vice President and Chief Operating Officer of Buildings, Infrastructure and Advanced Facilities. Mr. Berryman is currently Executive Vice President and Chief Financial Officer.
Mr. Pragada rejoined Jacobs in 2016 after serving as President and Chief Executive Officer of The Brock Group for approximately two years. Prior to that, Mr. Pragada worked in executive and senior management capacities with Jacobs beginning in 2006.
Mr. Berryman joined Jacobs in December 2014. Prior to joining Jacobs, Mr. Berryman served as Executive Vice President and Chief Financial Officer at International Flavors and Fragrances Inc. for five years. Prior to that, he spent twenty-five years at Nestlé in a number of finance roles including treasury, mergers & acquisitions, strategic planning and control.
In connection with Jacobs’ annual review of executive officer compensation, which review took into account the changes in each of Mr. Pragada’s and Mr. Berryman’s expanded role and title, each of Mr. Pragada’s and Mr. Berryman’s compensation in respect of fiscal year 2020 will be (i) an annual base salary of $840,000 and $820,000, respectively, increased from $750,000 and $780,000, respectively, (ii) continued participation in Jacobs’ Management Incentive Plan with an annual incentive target of 110% of base salary, and (iii) a fiscal 2020 equity award with a grant date fair value of $3,300,000 and $3,000,000, respectively, pursuant to Jacobs’ 1999 Stock Incentive Plan, increased from $2,200,000 and $2,350,000, respectively. Each of Mr. Pragada and Mr. Berryman will also continue to be eligible to participate in Jacobs’ Executive Severance Plan and Jacobs’ Executive Deferral Plan.
There are no arrangements or understandings between either Mr. Pragada or Mr. Berryman and any other persons pursuant to which either was appointed as an officer of Jacobs (other than arrangements or understandings with directors or officers of Jacobs acting solely in their capacities as such). There are also no family relationships between either Mr. Pragada or Mr. Berryman and any director or executive officer of Jacobs, and neither Mr. Pragada nor Mr. Berryman is party to or has any direct or indirect material interest in any transaction requiring disclosure under Item 404(a) of Regulation S-K.
A copy of the press release is attached to this Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(a)	Exhibits:

99.1	Press Release dated November 18, 2019

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Jacobs Engineering Group Inc.

Date: November 18, 2019	By:	/s/ Steve J. Demetriou
Steve J. Demetriou
Chair and Chief Executive Officer